Exhibit (11)

July 19, 2017

Touchstone Strategic Trust
 303 Broadway, Suite 1100
Cincinnati, Ohio 45202

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Touchstone Strategic Trust, a Massachusetts business trust (the “Acquiring Trust”), on behalf of its series:

Touchstone Flexible Income Fund
Touchstone Sustainability and Impact Equity Fund
Touchstone Balanced Fund
Touchstone Large Cap Focused Fund
Touchstone International Equity Fund
Touchstone Small Company Fund

(each, an “Acquiring Fund” and collectively, the “Acquiring Funds”), in connection with the Acquiring Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about July 19, 2017 (the “Registration Statement”), with respect to:

(a) Class A Shares, Class C Shares, Class T Shares and Class Y Shares of beneficial interest of Touchstone Flexible Income Fund, a series of the Acquiring Trust, to be issued in exchange for the assets of Sentinel Multi-Asset Income Fund, a series of Sentinel Group Funds, Inc., a Maryland corporation (the “Acquired Company”);

(b) Class A Shares, Class T Shares and Class Y Shares of Touchstone Sustainability and Impact Equity Fund, a series of the Acquiring Trust, to be issued in exchange for the assets of Sentinel Sustainable Core Opportunities Fund, a series of the Acquired Company;

(c) Class A Shares, Class C Shares, Class T Shares and Class Y Shares of Touchstone Balanced Fund, a series of the Acquiring Trust, to be issued in exchange for the assets of Sentinel Balanced Fund, a series of the Acquired Company;

Touchstone Strategic Trust
July 19, 2017

(d) Class A Shares, Class C Shares, Class T Shares, Class Y Shares, and Institutional Class Shares of Touchstone Large Cap Focused Fund, a series of the Acquiring Trust, to be issued in exchange for the assets of Sentinel Common Stock Fund, a series of the Acquired Company;

 (e) Class A Shares, Class C Shares, Class T Shares and Class Y Shares of Touchstone International Equity Fund, a series of the Acquiring Trust, to be issued in exchange for the assets of Sentinel International Equity Fund, a series of the Acquired Company; and

(f) Class A Shares, Class C Shares, Class T Shares, Class Y Shares and Class R6 Shares of Touchstone Small Company Fund a series of the Acquiring Trust, to be issued in exchange for the assets of Sentinel Small Company Fund, a series of the Acquired Company, and each such series of the Acquired Company referred to herein and in paragraphs (a), (b), (c), (d), and (e) above, an “Acquired Fund”;

each, a reorganization, as described in the Registration Statement (a “Reorganization” and collectively, the “Reorganizations”). The shares of an Acquiring Fund to be issued in connection with each Reorganization as described in paragraphs (a),(b), (c), (d), (e), and (f) above, are collectively referred to herein as Acquiring Fund Shares. You have requested that we deliver this opinion to you in connection with the Acquiring Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Trust;

(b) a copy of the Acquiring Trust’s Amended and Restated Declaration of Trust, dated May 19, 1993, as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 28, 1993, and each amendment thereto on file with the office of the Secretary of the Commonwealth of Massachusetts (as so amended, the “Declaration”) including the amendments thereto, effective as of May 19, 2016, May 1, 2017 and June 29, 2017, relating to the Trust’s series and classes of shares (collectively, the “Designations”);

(c) a certificate of the Assistant Secretary of the Trust, certifying as to the Trust’s Declaration, Designations, By-Laws as currently in effect (the “By-Laws”), and the resolutions adopted by the Trust’s Board of Trustees at a meeting held on April 18, 2017 and by written consent dated June 27, 2017 approving the Reorganizations and certain related matters (the “Resolutions”);

Touchstone Strategic Trust
July 19, 2017

(d) a proof of the Registration Statement received on July 11, 2017; and

(e) a copy of the Agreement and Plan of Reorganization by and between the Acquiring Trust on behalf of each Acquiring Fund and the Acquired Company on behalf of each Acquired Fund, in the form included as Exhibit A to the combined Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (d) above (the “Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (d) above; (ii) the number of Acquiring Fund Shares to be issued by an Acquiring Fund will not exceed the amount of such Shares needed to consummate the Reorganization with respect that that Fund; (iii) the Agreement and Plan will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (e) above; (iv) any consents or approvals required for the Reorganizations will have been received; (v) the Declaration, Designations, Resolutions, and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares; and (vi) there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganizations as of the date of the issuance of such Acquiring Fund Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Trust’s Declaration, Designations, or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to an Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance with such reference, incorporation or requirement by the Acquiring Fund.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Touchstone Strategic Trust
July 19, 2017

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that shareholders of the Acquiring Trust may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the combined Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP